SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Bob Evans Farms, Inc.

(Name of Registrant as Specified In Its Charter)

Sandell Asset Management Corp.

Thomas E. Sandell

Castlerigg Master Investments Ltd.

Castlerigg International Limited

Castlerigg International Holdings Limited

Castlerigg Offshore Holdings, Ltd.

Castlerigg Merger Arbitrage and Equity Event Intermediate Fund, L.P.

Castlerigg Merger Arbitrage and Equity Event Fund, Ltd.

Castlerigg Merger Arbitrage and Equity Event Master Fund, Ltd.

Castlerigg Active Investment Fund, Ltd.

Castlerigg Active Investment Intermediate Fund, L.P.

Castlerigg Active Investment Master Fund, Ltd.

Pulteney Street Partners, L.P.

Douglas N. Benham

Charles M. Elson

David W. Head

C. Stephen Lynn

Annelise T. Osborne

Aron I. Schwartz

Michael Weinstein

Lee S. Wielansky

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ISS AND GLASS LEWIS StRONGLY SUPPORT BOARD CHANGES AT BOB EVANS

The Two Leading and Most Influential Proxy Advisory Firms Recommend Shareholders Vote on the GOLD Proxy Card to Elect Sandell Nominees

Glass Lewis Takes Rare Step of Supporting Majority of Sandell Slate, Recommending Six Director Nominees

New York (August 11, 2014) – Sandell Asset Management Corporation (“Sandell”), one of the largest shareholders of Bob Evans Farms, Inc. (NASDAQ:BOBE) (“Bob Evans” or the “Company”), today commented on the important news that Institutional Shareholder Services (ISS) and Glass Lewis, the world’s two leading independent proxy voting advisory firms, have both recommended that Bob Evans shareholders vote on the GOLD proxy card.

To follow the ISS and Glass Lewis recommendations, Bob Evans shareholders “DO NOT VOTE” on the Company’s white proxy card.

Tom Sandell, CEO of Sandell Asset Management, said, “As we continue to speak with shareholders, we grow increasingly confident that change is coming to Bob Evans – and it will be to the benefit of all the Company’s shareholders. The support of ISS and now Glass Lewis, who in a rare move recommended the vast majority of our Director nominees, underscores what we have said all along: Bob Evans needs fresh, truly independent and highly-qualified Board members who are able to bring new perspectives and ideas to the Company – and our slate of nominees is the best choice to deliver it.

“We encourage everyone to disregard the Company’s increasingly desperate tactics, which in our opinion reflect nothing more than hollow rhetoric, and instead focus on the value to be unlocked at Bob Evans with a reconstituted Board committed to positive change. We look forward to continuing to make our case to shareholders in advance of the Annual Meeting.”

In reaching their conclusions, both ISS and Glass Lewis acknowledged the serious lack of oversight and accountability demonstrated by the Bob Evans Board over a significant period of time. ISS and Glass Lewis each performed a detailed analysis of Sandell’s and management’s positions and carefully considered, among other things, the Company’s total shareholder return, operating and financial performance, as well as the strong experience and qualifications of proposed Director nominees.

In its recent report, Glass Lewis stated:

“In this case, we believe the Dissident has identified areas of concern, from a performance, operations and governance perspective, and presented a compelling plan to address the Company’s shortcomings and to help direct Bob Evans towards the enhancement of shareholder value.”

“The Dissident has nominated a number of well-qualified director candidates, who, in our view, appear capable of addressing the issues that have plagued Bob Evans. Therefore, we believe shareholders should take advantage of the opportunity presented through the Dissident’s nomination to support the election of six of its nominees, each with deep and relevant experience, which we believe will help lead to potentially superior outcome for Bob Evans shareholders.”

Both ISS and Glass Lewis focused on the Company’s poor governance track record, with ISS saying:

“There is clear and compelling evidence the board could use a stronger sense of why corporate governance matters, and what distinguishes good corporate governance from empty formalism...(Charles) Elson, as a well-respected academic specializing in corporate governance issues, certainly has the credentials to lead the reconstituted board in realigning its perspective with shareholders."

ISS’s report also states:

“Shareholders should consider more broadly whether the board's track record on governance is entirely reassuring. In particular, the board's willingness to restore a supermajority vote standard – which an astonishing 80.4 percent of outstanding shares, voting on a proposal sponsored and recommended by the very same board, no less, had just agreed should be eliminated – suggests that meaningful boardroom change would be prudent.”

Glass Lewis also noted the need for change at the Board level to improve governance at Bob Evans:

“In light of the foregoing discussion regarding the Company’s operating deficiencies and chronic underperformance relative to peers, we’re inclined to believe that changes are warranted among Bob Evans’ current leadership team.”

“We believe that Mr. Elson, as widely-recognized authority on corporate governance, would be a welcomed addition to any board that has shown signs of governance concerns. We believe his presence on the board could go a long way to changing Bob Evans' corporate culture to one more disciplined and focused on the creation of shareholder value.”

For additional information, please visit www.RefreshBobEvans.com.

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About Sandell Asset Management Corp.
Sandell Asset Management Corp. is a leading private, alternative asset management firm specializing in global corporate event-driven, multi-strategy investing with a strong focus on equity special situations and credit opportunities. Sandell Asset Management Corp. was founded in 1998 by Thomas E. Sandell and has offices in New York and London, including a global staff of investment professionals, traders and infrastructure specialists.

Contact:

Sandell Asset Management Corp.

Adam Hoffman, 212-603-5814

MacKenzie Partners, Inc.

Dan Burch or Larry Dennedy, 212-929-5500

Sloane & Company

Elliot Sloane, 212-446-1860 or Dan Zacchei, 212-446-1882

SANDELL ASSET MANAGEMENT CORP., CASTLERIGG MASTER INVESTMENTS LTD., CASTLERIGG INTERNATIONAL LIMITED, CASTLERIGG INTERNATIONAL HOLDINGS LIMITED, CASTLERIGG OFFSHORE HOLDINGS, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT FUND, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT INTERMEDIATE FUND, L.P., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT MASTER FUND, LTD., CASTLERIGG ACTIVE INVESTMENT FUND, LTD., CASTLERIGG ACTIVE INVESTMENT INTERMEDIATE FUND, L.P., CASTLERIGG ACTIVE INVESTMENT MASTER FUND, LTD., PULTENEY STREET PARTNERS, L.P. AND THOMAS E. SANDELL (COLLECTIVELY, "SANDELL") AND DOUGLAS N. BENHAM, CHARLES M. ELSON, DAVID W. HEAD, C. STEPHEN LYNN, ANNELISE T. OSBORNE, ARON I. SCHWARTZ, MICHAEL WEINSTEIN AND LEE S. WIELANSKY (TOGETHER WITH SANDELL, THE "PARTICIPANTS") HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF BOB EVANS FARMS, INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY’S 2014 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY

SANDELL, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS.  THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, MACKENZIE PARTNERS, INC., SANDELL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (800) 322-2885.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY SANDELL ASSET MANAGEMENT CORP. WITH THE SEC ON JULY 15, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.